Exhibit 99.1

NEWS RELEASE

Arthur J. Gallagher & Co. Acquires Bollinger, Inc.

Itasca, IL, August 12, 2013 — Arthur J. Gallagher & Co. (NYSE: AJG) today announced the acquisition of Bollinger, Inc., headquartered in Short Hills, New Jersey.

Bollinger is the nation’s 21st largest insurance broker, placing over $1 billion in insurance premiums into the marketplace annually. The firm’s business spans retail property and casualty insurance placement; wholesale brokerage and program management; and employee benefits brokerage and consultancy. Bollinger has over 500 employees currently operating out of eight offices in New Jersey, New York, Pennsylvania and Connecticut.

Together Gallagher and Bollinger will continue their common strategies of growing organically and through mergers and acquisitions, improving productivity and enhancing service quality, and maintaining a unique sales culture. Benefits of the acquisition are expected to include:

•	Combining two very similar cultures;

•	Combining strong production talent that builds on Gallagher’s successful sales team platform;

•	Complementing and expanding specialized niche practice groups;

•	Expanding Gallagher’s Northeastern footprint particularly in New Jersey and New York;

•	Expanding Bollinger’s program business through the company’s existing distribution network;

•	Providing additional opportunities to hire new producers;

•	Driving longer-term operational efficiencies through a consolidated platform;

•	Benefiting from reputational co-branding opportunities;

•	Assimilating Bollinger’s parallel operations into three core businesses;

•	Sharing a client focus that is primarily middle-market.

“The Bollinger acquisition gives us a unique opportunity to significantly expand our Northeastern operating platform and market presence in three of our core businesses,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “Because Bollinger’s growth strategy, operating structure and sales culture are very similar to Gallagher’s, I’m confident that the integration will be extraordinarily successful. Most importantly, we will be able to offer additional and/or expanded sales and service capabilities to our clients through our combined resources. We’re extremely proud to welcome the highly-regarded Bollinger team to our Gallagher family of professionals.”

“Gallagher is the perfect fit for our clients and employees. Our two organizations share many core beliefs. We are united by a common culture based on an entrepreneurial spirit and constant focus of putting our customers’ needs first and foremost,” said Jack Windolf, Chairman and CEO of Bollinger. “We are excited about joining Gallagher, and we are confident that the combined sales and services resources will provide significant opportunities for our future growth together.” Jack Windolf will remain with the merged company and will lead the transition and integration process.

The Combined Operations

Retail Property and Casualty: Bollinger’s 6,000 commercial lines middle-market clients are expected to generate nearly $50 million in annualized revenues. The commercial lines business is well aligned with Gallagher’s expertise groups as it is primarily focused in several complementary industries such as real estate, education, municipalities and public entities, banking and financial institutions. Bollinger’s 42,000 personal lines clients are expected to generate nearly $20 million in annualized revenues from their middle market and high net worth families, which will fit well within Gallagher’s current personal lines business. The combined retail property and casualty business will be led by Matt Gardner and will operate under the direction of Doug Brown, Gallagher’s Northeast region retail property and casualty brokerage leader.

Employee Benefits: Bollinger’s benefits business is expected to generate over $20 million in annualized revenues. This operation provides retail employee benefit products and services to middle market clients, which mirrors Gallagher’s client base, and also operates on a wholesale basis through brokers in the tri-state area. Bollinger’s Specialty Benefits programs provide group insurance products to the higher education, K-12 and public entity markets on a proven platform around the country. Chip Graber will continue to oversee the retail and wholesale operations and will report to David Ziegler, Gallagher’s Eastern region employee benefit brokerage and consulting leader. Alex Crispo will oversee the integration of the employee benefits TPA and MGU programs within Gallagher’s Northeast benefits units as well as provide administrative leadership for the broader New Jersey and New York property & casualty operations.

Programs: Bollinger’s Sports Programs division is expected to generate over $10 million in annualized revenues. Bollinger’s exclusive MGU programs for golf and country clubs, and sports organizations are available in all 50 states on a retail and wholesale basis. As the result of this merger, the programs can be further expanded around the country using Risk Placement Services’ (RPS) distribution network. The programs division will be led by Lori Crispo and will operate under the direction of Greg Pellegrini, RPS’ programs leader.

Financial Terms

The transaction, structured as a tax-free reorganization, is expected to generate over $100 million in annualized revenue across the three operating units and to generate approximately $40 million of annualized EBITDAC before integration costs, which are expected to range between $2 million to $3 million per quarter through 2014. Total net consideration is approximately $276.5 million (approximately $172 million in net cash plus the issuance of 3.2 million Gallagher shares valued at approximately $140 million less the value of tax assets acquired).

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 20 countries and offers client-service capabilities in more than 140 countries around the world through a network of correspondent brokers and consultants.

Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements regarding the Bollinger acquisition include, but are not limited to, statements regarding integration activities, our expected accounting treatment of the purchase price and its impact on our financial results, future revenue and earnings impact, the impact on our ability to attract and retain producers, cross-selling and cost savings opportunities, the ability of the acquired business to continue to execute and integrate future bolt-on acquisitions, expected levels of growth within the acquired business, drivers of organic growth and anticipated future results or performance of any segment or the Company as a whole.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in worldwide and national economic conditions (including an economic downturn and uncertainty regarding the Eurozone), changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, unexpected regulatory changes, and the difficulties inherent in combining the cultures and systems of different companies.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for a more detailed discussion of these and other factors that could impact its forward-looking statements.

Information Regarding Non-GAAP Measures

This press release refers to EBITDAC (defined as earnings from continuing operations before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables), which is a measure not in accordance with, or an alternative to, the GAAP information provided herein. Gallagher believes EBITDAC provides a meaningful representation of its operating performance and improves the comparability of results between periods by eliminating the impact of certain items that have a high degree of variability. The most directly comparable GAAP measure is earnings from continuing operations. For our two operating segments (Brokerage and Risk Management) on a combined basis, earnings from continuing operations were $198 million in 2012.

Contact: Marsha Akin

Director – Investor Relations

630-285-3501 – marsha_akin@ajg.com

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